UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):   March 14, 2005

 KFX INC.
 (Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 745 Denver, Colorado, USA		80206
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 not applicable
(Former name or former address, if changed since last report)

Item 7.  Regulation FD

Item 7.01  Regulation FD Disclosure

            On March 14, 2005, KFx Inc. and MR&E, LLC signed a letter of intent pursuant to which KFx will purchase all of the membership interests or assets of MR&E.  MR&E is a research, engineering and project management firm focused on thermal process engineering, including the upgrading and processing of clean coal.  The letter of intent is subject to completion of definitive agreements regarding the purchase.

            A copy of the press release announcing the execution of the letter of intent is attached as Exhibit 99 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Title or Description
99	Press Release dated March 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

Date: March 15, 2005	By: /s/ Matthew V. Elledge
Matthew V. Elledge
Vice President and Chief Financial Officer

KFx INC.
EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

99	Press Release dated March 14, 2005